Exhibit 5.1


                         ARTER & HADDEN
                  1717 Main Street, Suite 4100
                       Dallas, Texas 75201
                       Tel: (214) 761-2100
                       Fax: (214) 741-7139

                         April 11, 1997


U.S. Long Distance Corp.
9311 San Pedro, Suite 100
San Antonio, Texas  78216

     Re: U.S. Long Distance Corp. - Registration Statement on Form S-8 1993 Non-Employee Director Plan of U.S. Long Distance Corp

Gentlemen:

     We have acted as counsel to U.S. Long Distance Corp., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about April 11, 1997, under the Securities Act of 1933, as amended (the "Securities Act"), relating to an additional 500,000 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") that may be issued from time to time upon the exercise of stock options (collectively, the "Options") that may be granted under the 1993 Non-Employee Director Plan of U.S. Long Distance Corp. (the "Plan") in addition to the 250,000 shares of Common Stock previously reserved for issuance under the Plan.

     You have requested the opinion of this firm with respect to certain legal aspects of the Registration Statement. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Restated Certificate of Incorporation and the Bylaws, both as amended, of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment, approval and amendment by the Board of Directors of the Plan, the granting of the Options pursuant to the Plan, the issuance of shares of Common Stock in accordance with the terms of the Plan and certain related matters;
(3) the Registration Statement and exhibits thereto, including the Plan listed as an exhibit to the Registration Statement; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Restated Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers and directors of the Company and upon

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documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that, assuming (i) the Options to be granted in the future will be duly granted in accordance with the terms of the Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options granted under the Plan, and
(iii) the consideration for the shares of Common Stock issuable upon the exercise of such Options is actually received by the Company as provided in the Plan and the particular Option and such consideration exceeds the par value of such shares, then the shares of Common Stock issued pursuant to the exercise of the Options granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

     We bring to your attention the fact that our legal opinions are an expression of professional judgment and not guaranties of result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or opinions set forth herein.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date hereof; however, we are not members of the Bar of the State of Delaware and our knowledge of its General Corporation Law is derived from a reading of the most recent compilation of that statute available to us without consideration of any judicial or administrative interpretations thereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   /s/ Arter & Hadden

                                   ARTER & HADDEN